DISTRIBUTION AGREEMENT


         DISTRIBUTION AGREEMENT, dated as of January 1, 1998 by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES for itself ("Equitable Life") and as depositor on behalf of the Equitable Life separate accounts more particularly described herein (the "Separate Accounts") and EQUITABLE DISTRIBUTORS, INC. (the "Distributor").

                              W I T N E S S E T H :

         WHEREAS, Equitable Life is a life insurance company which offers or may hereafter offer a number of products, including without limitation, fixed and variable annuities, fixed and variable life insurance, long-term care coverage and the like;

         WHEREAS, the net consideration from the sale of such products may be allocated for investment in whole or in part to Equitable Life's general account and/or one or more of the Separate Accounts;

         WHEREAS, the Separate Accounts are separate accounts established and maintained by Equitable Life pursuant to the laws of the State of New York under which income, gains and losses, whether or not realized, from assets allocated to the Separate Accounts, are credited to or charged against the Separate Accounts without regard to other income, gains or losses of Equitable Life;

         WHEREAS, the Separate Accounts for which registration is required, are registered as investment companies under the Investment Company Act of 1940 ("1940 Act"), and units of interest in the Separate Accounts are registered under the Securities Act of 1933 ("1933 Act");

         WHEREAS, certain general account and/or separate account interests, such as MVA interests, are registered under the 1933 Act;

         WHEREAS, the Distributor, a wholly-owned subsidiary of Equitable Life, is a broker-dealer registered under the Securities Exchange Act of 1934 ("1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

         WHEREAS, pursuant to a Distribution Agreement dated as of October 1, 1996 among Equitable Life, certain Separate Accounts and the Distributor (the "Distribution Agreement"), Equitable Life and such Separate Accounts retained the Distributor as a principal underwriter and distributor of certain products, and the Distributor agreed to act in such capacity pursuant thereto;

         WHEREAS, growth in the sales of Equitable Life products distributed by the Distributor pursuant to the Distribution Agreement has enabled the parties to improve the efficiency of underwriting and distribution procedures and to realize economies of scale of mutual benefit to the parties hereto, and the parties desire to revise the fee schedule to reflect the same;

         WHEREAS, the Distribution Agreement only provided for the distribution of certain products and the parties anticipate increasing the relationship between them to provide for the distribution of additional products not covered under the Distribution Agreement;

         WHEREAS, the Distribution Agreement may be terminated subsequent to October 1, 1997 by any party thereto on sixty (60) days prior written notice, and the parties desire to establish a minimum term for the distribution arrangement between them of not less than one year from and after the date hereof;

         NOW,  THEREFORE,  the parties hereto hereby agree that the Distribution
Agreement is terminated and of no further force or effect as of December 31, 1997 and that hereafter the distribution arrangements between the parties shall be as follows:

                                    ARTICLE I
                          Distribution Responsibilities

         ss.1.1 Equitable Life authorizes the Distributor to act, and the Distributor agrees to serve, as a principal underwriter and distributor of the Equitable Life products listed on Schedule I attached hereto (the "Products") for and on behalf of Equitable and, if applicable, the Separate Accounts listed on Schedule I with respect to such Products in all states and other jurisdictions in which the Products may legally be sold. During the term of this Agreement the Distributor agrees in turn that during such same period it will act exclusively for Equitable Life and will not underwrite or distribute or contract to underwrite or distribute any other financial services products without the prior written consent of Equitable Life in each instance.

          ss.1.2 The Distributor represents that it is a broker-dealer duly registered under the 1934 Act and is a member in good standing of the NASD and, to the extent necessary to perform the activities contemplated hereunder, is duly registered, or otherwise qualified, under the securities laws of every state and other jurisdiction in which the Products are available for sale, and the Distributor agrees to maintain such status.

         ss.1.3 The Distributor shall at all times function as and be deemed to be an independent contractor and will be under no obligation to effectuate any particular number of sales of Products or to promote or make sales, except to the extent the Distributor deems advisable. The Distributor shall be fully responsible for carrying out all compliance and supervisory obligations in connection with its distribution of the Products, to the extent the same are securities, as required by the NASD Conduct Rules ("NASD Rules") and by federal and any applicable state or foreign securities laws. The Distributor shall assume full responsibility for the oversight of securities activities of any person associated with the Distributor, as defined in Section 3(a)(18) of the 1934 Act, and engaged directly or indirectly in the distribution of the Products ("Associated Persons"), and shall have the authority to require that disciplinary action be taken with respect to the Associated Persons. The Distributor shall be fully responsible for any and all


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

compensation due and payable to any persons distributing the Products and/or soliciting applications therefor directly or indirectly by reason of the authorization granted to Distributor herein.

         ss.1.4 The Distributor is hereby authorized to enter into written agreements ("Sales Agreements") with (a) broker-dealers ("Third Party Broker Dealers") to solicit applications for the sale of Products which are exclusively securities, (b) with general agents ("Third Party General Agents") to solicit applications for Products that are exclusively insurance products and (c) with Third Party Broker Dealers and their affiliated Third Party General Agents to jointly solicit applications for the sale of Products that are both securities and insurance products. A Third Party Broker Dealer may also be a Third Party General Agent. Where state law does not provide for or require general agents, the Distributor may contract with individual insurance agents affiliated with the Third Party Broker Dealer to act as designated insurance principals in place of a Third Party General Agent, and all references herein to Third Party General Agents shall also apply to such designated insurance principals. All Sales Agreements for any Product shall be in the standard form thereof as to such Product approved in advance by Equitable Life with such nonmaterial changes thereto as the other parties thereto may require. The Distributor shall not enter into any other form of Sales Agreement without the prior approval of Equitable Life in each case. All compensation arrangements in any Sales Agreement with Third Party Broker Dealers and/or Third Party General Agents shall be approved in advance by Equitable Life. The Distributor shall not modify or amend any compensation arrangement in any Sales Agreement or offer any commission specials, promotions, bonuses or other cash or non-cash compensation incentives, without in each case first obtaining the prior consent of Equitable Life thereto.

         ss.1.5 The Sales Agreements shall require that each party thereto which is a Third Party Broker Dealer shall assume full responsibility for continued compliance by itself and its associated persons (as defined in Section 3(a)(18) of the 1934 Act) with the NASD Rules and applicable federal and state securities and insurance laws. Each Third Party Broker Dealer and its registered representatives ("Registered Representatives") soliciting applications for the Products shall be duly and appropriately licensed, registered and otherwise qualified for the sale of the Products under the NASD Rules and federal and state securities and insurance laws applicable to the offer and sale of the Products. The Distributor shall have full responsibility for the supervision of all Third Party Broker Dealers and shall assume, and indemnify and hold Equitable Life harmless from and against, all liability for the acts and omissions of any Third Party Broker Dealer or its Registered Representatives.

         ss.1.6 The Distributor is authorized to recommend the appointment of Third Party General Agents and Qualified Agents (as hereinafter defined) of such Third Party General Agent as agents of Equitable Life for the sale of particular Products. As used herein a "Qualified Agent" shall mean an insurance agent of a Third Party General Agent who is licensed to sell products such as the Products it is being appointed to sell in all states and other jurisdictions in which such agent intends to sell such Products and, if such Products are both securities and insurance products, is also a Registered Representative of the Third Party Broker Dealer affiliated with such Third Party General, an "Appointed Equitable Agent" shall mean a Qualified Agent who has been appointed as an agent of Equitable Life for the sale of particular Products, and a "Sales Representative" shall mean a Registered Representative or Appointed Equitable Agent, as the case may be. Each Sales Agreement with a Third Party General Agent shall


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

obligate such party to apply for and maintain proper insurance licenses for itself and each of its Appointed Equitable Agents in all states and other jurisdictions in which applications for Products are to be solicited by such agent. Equitable Life will appoint Qualified Agents recommended by the Distributor as Appointed Equitable Agents in all states and other jurisdictions in which such agent proposes to solicit applications for Products, provided that Equitable Life reserves the right to refuse to appoint any Third Party General Agent or individual agent recommended by the Distributor which Equitable Life determines in its sole discretion to be unsatisfactory for appointment and, following written notice to the Distributor, to terminate any such appointment thereafter.

         ss.1.7 The parties hereto recognize that Appointed Equitable Agents will be acting as insurance agents of Equitable Life and that the obligations and rights of the Distributor to supervise such persons shall be limited to the extent specifically described herein or required under applicable federal or state securities laws or NASD Rules. No Sales Representative shall be considered an agent or employee of the Distributor. Further, it is intended by the parties hereto that all Sales Representative are and shall continue to be considered to have a common law independent contractor relationship with Equitable Life and not to be common law employees of Equitable Life, unless any contract between Equitable Life and any person selling Products specifically provides otherwise.

         ss.1.8 The Distributor shall take reasonable steps to ensure that no Sales Representative shall recommend the purchase of a Product to any applicant in the absence of reasonable grounds to believe that the purchase of the Product is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to the Sales Representative after reasonable inquiry of such applicant (and any other information known about the applicant) concerning the applicant's insurance and investment objectives and financial situation and needs, including the likelihood (depending upon the nature of the Product) that the applicant will make sufficient payments or retain the Product for a sufficient period of time to derive the benefits of the Product.

         ss.1.9 The Distributor shall not use, develop or distribute, nor permit any other person, including, without limitation, any Third Party Broker Dealer, Third Party General Agent or Sales Representative to use, develop or distribute, any promotional, sales, marketing and advertising materials relating to Products, including, without limitation, advertisements, sales brochures, circulars, research reports, market letters, form letters, seminar texts, proposals, illustrations, or other materials and communications (collectively, "Sales Materials") which have not been approved in advance by Equitable Life. The Distributor agrees that it will make timely filings, as required, with the NASD and all other securities regulators of all Sales Materials and obtain such approvals as may be necessary. Equitable Life will be responsible for filing all Sales Materials, as necessary, with insurance regulatory authorities and obtaining any required approvals. The Distributor shall not make, nor shall it permit any other person including, without limitation, any Third Party Broker Dealer, Third Party General Agent or Sales Representative to make, any warranties or representations with respect to the Products or communicate any information regarding Equitable Life, the Products, any Separate Account, any MVA interests or the funding media as to any Product which is not contained in Sales Materials approved by Equitable Life, as


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

provided in this Agreement, or included in any registration statements with respect to such Product effective under the 1933 Act at the time of such warranty, representation or communication.

         ss.1.10 The Distributor shall not possess or exercise any authority on behalf of Equitable Life other than that expressly conferred pursuant to this Agreement. In particular, and without limiting the foregoing, the Distributor shall not, nor shall it permit any Third Party Broker Dealer, Third Party General Agent or Sales Representative to, (i) modify or amend any Product in any respect or make, alter or discharge any contract or policy or other contract entered into pursuant to any such contract or policy; (ii) waive any contract or policy provision; (iii) extend the time for payment of any premiums; (iv) receive any monies in payment of premiums in respect of any contract or policy (except for the sole purpose of forwarding the same to Equitable Life); (v) make any representations concerning any of the terms, rates, charges or provisions of any contract or policy except as expressly authorized in writing by Equitable Life, (vi) agree to any private labeling of any Product or sell or distribute any Product under any name other than Equitable Life, (vii) enter into any reinsurance or coinsurance agreement or undertaking, or (viii) issue, modify or amend any regulations or procedures concerning the Products or the sale or distribution of the Products, without in each case first obtaining the prior consent of Equitable Life thereto.

         ss.1.11 The Distributor shall be responsible for maintaining all records with respect to Sales Representatives and for furnishing periodic reports to Equitable Life as to the sale of Products made pursuant to Sales Agreements entered into pursuant to this Agreement.

         ss.1.12 Anything in this Agreement to the contrary notwithstanding, Equitable Life shall retain the ultimate right of control over, and the responsibility for, the issuance, servicing and marketing of the Products, including the right to review and approve all advertising concerning the Products, to suspend sales of the Products in any jurisdiction or jurisdictions, to appoint and discharge its agents authorized to sell the Products, and to refuse to sell a Product to any applicant for any reason whatsoever.

                                   ARTICLE II
                  Recordkeeping Responsibility for the Products

         ss.2.1 The Distributor and Equitable Life shall each cause to be maintained and preserved such accounts, books and other documents as are required of each of them by the 1934 Act and 1940 Act and any other applicable laws and regulations. In particular, without limiting the foregoing, the Distributor shall cause all the books and records in connection with the offer and sale of the Products to be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act and as may otherwise be required under the NASD Rules and federal and applicable state securities laws, to the extent that such requirements are applicable to the Products.


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

         ss.2.2 The Distributor and Equitable Life shall each submit to all regulators and administrative bodies having jurisdiction over the sales of the Products, present or future, any information, reports or other material that any such body may request or require pursuant to applicable laws or regulations. In particular, without limiting the foregoing, Equitable Life agrees that any books and records which it maintains which are required to be maintained by the Distributor under Rule 17a-3 or 17a-4 of the 1934 Act shall be subject to inspection by the Securities and Exchange Commission ("SEC") in accordance with
Section 17(a) of the 1934 Act.

         ss.2.3 The Distributor and Equitable Life each agree and understand that all documents, reports, records, books, files and other materials required under applicable NASD regulations and federal and state securities laws relative to the sale of Products shall be the property of the Distributor, with the exception of any books and records maintained by Equitable Life which relate to sales compensation and which shall be the joint property of Equitable Life and the Distributor. If, however, such documents, reports, records, books, files and other materials which are the property of the Distributor are required by applicable regulation or law to be maintained also by Equitable Life, such material shall be the joint property of the Distributor and Equitable Life. All other documents, reports, records, books, files and other materials maintained relative to this Agreement shall be the property of Equitable Life. Upon the termination of this Agreement, all such material shall be returned to the applicable party.

         ss.2.4 The Distributor and Equitable Life, from time to time during the term of this Agreement, shall allocate among themselves, subject to a right of further delegation, the administrative responsibility for maintaining and preserving the books, records and accounts kept in connection with the Products; provided, however, in the case of books, records and accounts kept pursuant to a requirement of applicable law or regulation, the ultimate responsibility for maintaining and preserving such books, records and accounts shall be that of the party which is required to maintain or preserve such books, records and accounts under the applicable law or regulation, and such books, records and accounts shall be maintained and preserved under the supervision of that party. The Distributor and Equitable Life shall cause each other to be furnished with such reports as each may reasonably request for the purpose of meeting its respective reporting and recordkeeping requirements under such regulations and laws and under the insurance laws of the State of New York and any other applicable states or jurisdictions.

                                   ARTICLE III
                                 Sale Procedures

         ss.3.1 Equitable Life represents and warrants that all Products and units of interest therein, if any, which must be registered under the 1933 Act have been so registered, that all Separate Accounts listed on Schedule I hereto are registered under the 1940 Act, that the Products which are insurance products are qualified to be sold under the insurance laws and that the Products which are securities are qualified to be sold under the applicable securities laws of all states and other jurisdictions in which the Products are authorized for sale. Equitable Life further represents and warrants that it is a life insurance company duly organized under the laws of the State of New York and in good standing and authorized to conduct business under the laws of each state in which the Products are offered and sold.


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

         ss.3.2 The Sales Agreements will obligate Third Party Broker Dealers, Third Party General Agents and Sales Representatives to use only the currently effective prospectuses, statements of additional information ("SAIs") and other authorized materials in soliciting the sale of the Products.

         ss.3.3 The Sales Agreements shall provide that all applications for the Products shall be made on application forms supplied by Equitable Life or in a form otherwise satisfactory to Equitable Life, and shall be forwarded directly to Equitable Life, together with any other required documentation and all premiums and other sums at the address indicated on such application or to such other address as Equitable Life may, from time to time, designate in writing. Checks, money orders or electronic transmissions of funds in payment on any Product shall be drawn to the order of "The Equitable Life Assurance Society of the United States". All applications for Products shall be subject to acceptance or rejection by Equitable Life at its discretion. . Any applications, other documents or payments received by the Distributor shall be immediately remitted by the Distributor to Equitable Life. All matters relating to the review and acceptance of applications and the negotiation and issuance of the Products shall be solely within Equitable Life's control.

         ss.3.4 All money payable in connection with the Products, whether as purchase payments or otherwise, and whether paid by, or on behalf of any applicant or Product owner, is the property of Equitable Life. If such money is not transmitted directly by a Third Party Broker Dealer or the Third Party General Agent to Equitable Life in accordance with the administrative procedures of Equitable Life and is received by the Distributor, it shall be transmitted promptly by the Distributor in accordance with the administrative procedures of Equitable Life without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by the Distributor or payable to the Third Party Broker Dealers or Third Party General Agents, without the prior written consent of Equitable. No payments shall be accepted by the Distributor in connection with the Products.

         ss.3.5 Subject to ss.4.2 below, Equitable Life shall provide to the Distributor copies of such prospectuses, statements of additional information, financial statements sales materials and other documents in such numbers as the Distributor shall reasonably request for use in connection with the solicitation of applications for the Products.

         ss.3.6 Unless otherwise agreed in writing by Equitable Life, neither the Distributor, the Third Party Broker Dealers, the Third Party General Agents nor the Sales Representatives shall have any interest in any premiums, surrender charges, deductions or other fees payable to Equitable Life.

                                   ARTICLE IV
                            Compensation and Expenses

         ss.4.1 Equitable Life shall pay the Distributor as full compensation for its services under this Agreement the fees with respect to each Product provided Schedule II annexed hereto. In no


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

event, however, shall any compensation paid hereunder exceed the compensation paid in the relevant market for comparable services.

         ss.4.2 The Distributor shall pay all costs and expenses incurred by it in the performance of its services hereunder, including without limitation, sums due and payable to Third Party Broker Dealers and/or Third Party General Agents under the Sales Agreements, without reimbursement or contribution by Equitable Life or any Separate Account, except that (a) unless otherwise provided in
Schedule 1 to the contrary, Equitable Life will reimburse the Distributor for sums due and payable to Third Party Broker Dealers and/or Third Party General Agents under the Sales Agreements, (b) the costs of printing the prospectuses, statements of additional information and sales material used in connection with the solicitation of applications for the Products pursuant to the Sales Agreements shall be borne by Equitable Life or the Distributor, or shall be paid in part by each of them, as Equitable Life and the Distributor shall from time to time mutually agree and (c) appointment and similar fees with respect to Appointed Equitable Agents, including without limitation initial appointment fees, renewal appointment fees, transfer fees and termination fees, shall be shall be borne by Equitable Life or the Distributor, or shall be paid in part by each of them, as Equitable Life and the Distributor shall from time to time mutually agree.

                                    ARTICLE V
                      Complaints and Regulatory Proceedings

         ss.5.1 The Distributor and Equitable Life agree to cooperate fully in insurance regulatory investigations or proceedings or judicial proceedings arising in connection with the offering, sale or distribution of the Products. The Distributor and Equitable Life further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Equitable Life, the Distributor, their respective affiliates and agents or representatives, to the extent that such investigation or proceeding is in connection with the Products.

         ss.5.2 Without limiting the generality of Section 5.1, the Distributor and Equitable Life agree that:

                  (A) Each will promptly notify the other of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either of them or any agent or representative thereof which may affect Equitable Life's issuance of the Products and/or the Distributor.

                  (B) Each will promptly notify the other of any customer complaint or notice of any regulatory investigation or proceeding received by it or any of its affiliates with respect to any Product or the sale thereof.

                  (C) In the case of a substantive customer complaint, the Distributor and Equitable Life will cooperate in investigating such complaint and any response to such complaint which either of them has prepared will be sent to the other for approval not less than five (5) business days prior to its transmittal to the customer or regulatory authority, except that if a more


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

prompt response is required, the proposed response shall be communicated by telephone or facsimile transmission.

                                   ARTICLE VI
                                 Indemnification

         ss.6.1 Equitable Life agrees to indemnify and hold harmless the Distributor and its officers, directors, employees, agents and representatives against any losses, claims, damages or liabilities, joint or several, to which the Distributor or its affiliates or such officer or director may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in

                  (A) any registration statement relating the Products or any interests offered under the Products, or any amendment thereof, or

                  (B) any document executed by Equitable Life specifically for the purpose of qualifying the Products for sale under the securities laws of any jurisdiction. Equitable Life will reimburse the Distributor and each such officer, director, employee, agent and/or representative for any legal or other expenses reasonably incurred by the Distributor or such officer, director, employee, agent and/or representative in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Equitable Life will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to Equitable Life by or on behalf of the Distributor specifically for use in the preparation of any such registration statement or any amendment thereof or any such qualification document or any amendment thereof.

         ss.6.2 The Distributor agrees to indemnify and hold harmless Equitable Life, its directors, each of its officers who has signed a registration statement relating to a Product, each person, if any, who controls Equitable Life within the meaning of the 1933 Act or the 1934 Act, and the Separate Accounts against any losses, claims, damages or liabilities to which Equitable Life and any such director, officer employee, agent and/or representative or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

         (A) Any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in (i) any registration statement relating to a Product or any interest offered under the Product or any amendment thereof, or (ii) any qualification document relating to the Product or interest offered under the Product or any amendment thereof, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information (including without limitation, negative responses to inquiries) furnished to Equitable Life by the Distributor specifically for use in the preparation of such registration statement, qualification document or amendment thereof; or

                  (B) Any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Products by the Distributor or otherwise attributable to a failure by the Distributor to discharge properly its responsibilities under this Agreement; or

                  (C) Claims by officers, directors, employees, agents or representatives or employees of the Distributor for commissions, service fees, expense allowances or other compensation or remuneration of any type.

The Distributor will reimburse Equitable Life and any director, officer, employee, agent, representative or controlling person for any legal or other expenses reasonably incurred by Equitable Life, such director, officer, employee, agent and/or representative or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Distributor may otherwise have.

         ss.6.3 Promptly after receipt by a party entitled to indemnification ("Indemnified Party") under this Article VI of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article VI ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof, but the omission so to notify the Indemnifying Party will not relieve it from any liability under this Article VI, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may wish to assume the defense thereof, with separate counsel satisfactory to the Indemnified Party. Such participation shall not relieve such Indemnifying Party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the Indemnifying Party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such Indemnifying Party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such Indemnifying Party.

         ss.6.4 The indemnity agreements contained in this Article VI shall remain operative and in full force and effect, regardless of:

                  (A) any investigation made by or on behalf of the Distributor or any officer or director thereof or by or on behalf of Equitable Life or any officer or director thereof;

                  (B) delivery of any Products and payments therefor; and

                  (C) any termination of this Agreement.

A successor by law of the Distributor or of any other party to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Article VI.

                                   ARTICLE VII
                                Term of Agreement

         ss.7.1 This Agreement shall become effective as of the date first above written and shall continue in full force and effect from year to year thereafter, until terminated as herein provided.

         ss.7.2 This Agreement may be terminated by any party hereto on not less than sixty (60) days' prior written notice to the other parties or by an agreement in writing signed by all of the parties hereto. Unless otherwise agreed by the parties hereto, this Agreement shall automatically be terminated in the event of its assignment.

         ss.7.3 Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except as expressly provided to the contrary herein and except for the obligations of the parties to settle accounts hereunder, including the settlement of monies due in connection with Products in effect at the time of termination or issued pursuant to applications received by Equitable Life prior to termination, and the agreements contained in Articles V and VI.

                                  ARTICLE VIII
                                  Miscellaneous

         ss.8.1 None of the parties hereto shall be liable to the other for any action taken or omitted by it, or any of its officers, agents or employees, in performing their respective responsibilities under this Agreement in good faith and without negligence, willful misfeasance or reckless disregard of such responsibilities.

         ss.8.2 The Distributor will execute such papers and do such acts and things as shall from time to time be reasonably requested by Equitable Life for the purpose of (a) maintaining the registration of the interests under the Contracts under the 1933 Act and the Separate Accounts under the 1940 Act, and
(b) qualifying and maintaining qualification of the Contracts for sale under the applicable laws of any state.

         ss.8.3 All notices under this Agreement shall be given in writing and addressed as follows:

if to the Distributor, to:

         Equitable Distributors, Inc.
         1290 Avenue of the Americas
         New York, New York 10104
         Attention:  President

if to Equitable Life; to:

         The Equitable Life Assurance Society of the United States 1290 Avenue of Americas
         New York, New York 10104
         Attention:  Chief Distribution Officer

or to such other address as such party may hereafter specify in writing. Each such notice shall be either hand delivered or transmitted by certified United States mail, return receipt requested, and shall be effective upon delivery.

         ss.8.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         ss.8.5 This Agreement constitutes the entire agreement between the parties hereto and may be amended only in a written instrument executed by all parties hereto.

         ss.8.6 This Agreement shall be subject to the provisions of the 1934 Act and, to the extent applicable, the 1940 Act and the rules, regulations and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

         ss.8.7 This Agreement shall be interpreted in accordance with the laws of the State of New York.

         ss.8.8 This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be amended and restated as of January 1, 1998 and to be signed by their respective officials thereunto duly authorized, as of said date.

THE EQUITABLE  LIFE  ASSURANCE              EQUITABLE DISTRIBUTORS, INC.
SOCIETY OF THE UNITED  STATES,
for itself and as depositor on
behalf of each of the Separate
Accounts  from  time  to  time
listed on Schedule I hereof.                By:___/s/ James A. Shepherdson, III
                                                      -------------------------
                                                      James A. Shepherdson, III
                                                      Co-President and Co-Chief
By:___/s/ Jose Suquet                                 Executive Officer
          -------------------------------
          Jose Suquet
          Senior Executive Vice President
          and Chief Distribution Officer    By:___/s/ Greg Brakovich
                                                      -------------------------
                                                      Greg Brakovich
                                                      Co-President and Co-Chief
                                                      Executive Officer

                                   SCHEDULE I
                                    PRODUCTS

                    PART 1 - Separate Account No. 49 Products
                    ------   --------------------------------
         The Distributor shall distribute the following Products allocated to Separate Account No. 49 and/or MVA interests:

                           Accumulator (Non-Qualified)
                                Accumulator (IRA)
                                Accumulator (QP)
                       Accumulator Select (Non-Qualified)
                            Accumulator Select (IRA)
                             Accumulator Select (QP)


                    PART 2 - Separate Account No. 45 Products
                    ------   --------------------------------
         Prior to, but not after, May 1, 1998, the Distributor shall distribute the following Products allocated to Separate Account No. 45 and/or general account MVA interests:

                           Accumulator (Non-Qualified)
                                Accumulator (IRA)
                                Accumulator (QP)


                         PART 3 - MVA Interest Products
                         ------   ---------------------
The Distributor shall distribute the following MVA interest Products:

                               Assured Growth Plan
                  Income Manager Payout Annuity (Non-Qualified)
                       Income Manager Payout Annuity (IRA)

                                   SCHEDULE II
                                  COMPENSATION



         Equitable Life will pay the Distributor, as full and complete compensation for its services under this Agreement, the following fees ("Fees"), calculated on the basis of total premiums, contributions or other considerations ("Total Annual Premiums") received by Equitable Life in any calendar year or portion thereof during the term hereof from the sale by Equitable Life of the Products (other than the sale of Separate Account No. 45 Products) distributed by the Distributor pursuant to this Agreement as follows:

         (a) 2.65% of the first Total Annual Premiums collected up to $350 Million;
         (b) 2.25% of the next $350 Million of Total Annual Premiums collected (that is, to the extent Total Annual Premiums exceed $350 Million but not $700 Million);
         (b) 2.15% of the next $350 Million of Total Annual Premiums collected (that is, to the extent Total Annual Premiums exceed $700 Million but not $1,050 Million);
         (c) 2.00% of the next $350 Million of Total Annual Premiums collected (that s, to the extent Total Annual Premiums exceed $1,050 Million but not $1,400 Million);
         (d) 1.75% of all additional Total Annual Premiums collected (that is, to the extent Total Annual Premiums exceed $1,400 Million).

         Fees shall be due and payable by Equitable Life to the Distributor monthly at the end of each calendar month in an amount equal to the difference between (1) the total amount of all Fees due and payable for the calendar year in question calculated as above provided through and including the last day of such calendar month and (2) all Fees previously paid to the Distributor on account of such calendar year. Each payment made will be accompanied by a statement setting forth in reasonable detail information identifying the Total Annual Premiums collected by Equitable Life through the end of the month in question and the amounts of all Fees paid on account of the preceding calendar months in the year in question. Equitable Life will maintain appropriate documentation supporting the calculation of Fees due and payable hereunder which shall be available to the Distributor upon request. For the purposes of the above formula, the amount of Total Annual Premiums collected shall be reduced by the amount of Premiums returned in the year in question because of declinations, free look, cancellations and, if within twelve months of orginal issuance, recisions.

         In addition to the Fees due and payable hereunder, Equitable Life hereby assumes and agrees to pay all the obligations of the Distributor under
Article VII of that certain Sales Agreement dated as of April 27, 1995 by and among the Distributor, Equico Securities, Inc., Equisource of New York, Inc. at al., as modified and amended, to pay compensation and other sums, if any, due and payable first accruing on or subsequent to January 1, 1998.


                                      -i-